UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2012 (April 27, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2012, Q Lotus Holdings, Inc. (the “Company”) entered into a Promissory Note (the “Promissory Note”) with MW Business Credit, LLC, a Nevada limited liability company (“MW”) in the amount of $326,000.00. Under the terms of the Promissory Note, the Company agreed to pay MW the amount of $326,000 at the maturity date of June 21, 2012.

The Promissory Note bears no interest but includes payment of a loan fee of $16,000. In addition, the Company entered into a related Security Agreement, also dated April 27, 2012, (the “Security Agreement”) granting a security interest in the Company’s claim to a Bureau of Land Management Claim located in Jackson County, Oregon to MW.

The description of the Promissory Note and the Security Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Promissory Note and the Security Agreement that are attached hereto as exhibits, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

10.41  Promissory Note, dated April 27, 2012, between the Registrant and MW Business Credit, LLC.

10.42 Security Agreement, dated April 27, 2012, between the Registrant and MW Business Credit, LLC granting a security interest in the Company’s claim to a Bureau of Land Management Claim located in Jackson County, Oregon to MW Business Credit, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: June 13, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer